UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

September 28, 2022

Research Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other Jurisdiction of Incorporation)

1-39256	11-3797644
(Commission File Number)	(IRS Employer Identification No.)

N/A

(Address of Principal Executive Offices and zip code)

(310) 477-0354

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	RSSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 28, 2022, Reprints Desk, Inc. (“Reprints Desk”), the Registrant’s wholly-owned subsidiary, entered into an Asset Purchase Agreement (the “APA”) with FIZ Karlsruhe – Leibniz-Institut für Informationsinfrastruktur GmbH (“FIZ”). Under the APA, FIZ will assign and transfer to Reprints Desk, effective as of December 31, 2022 (the “Effective Date”), certain contracts (the “Sold Contracts”) related to FIZ’s document procurement and delivery business under its “AutoDoc” platform (the “Asset Sale”). In consideration of the Asset Sale, Reprints Desk agreed to pay FIZ a base amount of €300,000 within five business days following the date of the APA, and to pay FIZ up to an additional €250,000 on September 30, 2023 based on the trailing 12 month’s (“TTM”) revenue of customers that consent to have their Sold Contract assumed by Reprints Desk as a transferred contract, compared to the TTM revenue of all Sold Contracts. For AutoDoc customers that have (i) consented to have their Sold Contract assumed by Reprints Desk and (ii) place an order by June 30, 2023, Reprints Desk shall additionally pay FIZ the net collected service fees FIZ would have received from these customers had they continued to be contracted with FIZ for the period from January 1, 2023 through December 31, 2025. These payments will not include supplier fees, copyright fees, and any other fees that normally would not have been retained by FIZ, and will be made quarterly with the first payment commencing April 30, 2023.

Under the APA, FIZ made certain warranties to Reprints Desk regarding the terms and conditions of the Sold Contracts, pending litigation and regulatory permits, and agreed in the event of FIZ’s breach of its warranties (with respect to claims made with 15 months after the Effective Date) to put Reprints Desk in the position Reprints Desk would have been in if the relevant warranty had been correct. If restitution is not possible due to the nature of the breach, or if restitution is not effected within 60 days following notice of the breach, Reprints Desk is entitled to request that FIZ pay (up to a maximum amount of €150,000) the necessary sums to Reprints Desk to compensate Reprints Desk for applicable losses.

Under the APA, FIZ also agreed for a period of two years after the Effective Date (i) not to accept document purchases from counterparties to the transferred contracts and to refer such parties exclusively to Reprints Desk for document purchases, (ii) not to compete with the services provided under the Sold Contracts, and (iii) to refrain from actively referring any of its customers to document delivery services comparable to the AutoDoc platform (excluding hyperlinks on FIZ’s website to certain publishers and “Open Access” platforms). The APA is governed under the laws of Germany with disputes settled in accordance with the Arbitration Rules of the German Institution of Arbitration without recourse to the ordinary courts of law.

On October 4, 2022, the Registrant announced the Asset Sale in a press release entitled “Research Solutions Announces the Acquisition of Customers From FIZ Karlsruhe”. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

99.1	Press Release issued October 4, 2022 entitled “Research Solutions Announces the Acquisition of Customers From FIZ Karlsruhe”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH SOLUTIONS, INC.

Date: October 4, 2022	By:	/s/ William Nurthen
William Nurthen
Chief Financial Officer & Secretary

3